EXHIBIT 77Q1(a)(2)












BY-LAWS

of

FEDERATED CORE TRUST II, L.P.
A Delaware Limited Partnership

(Effective November 13, 2000)


FEDERATED CORE TRUST II, L.P.

BY-LAWS

TABLE OF CONTENTS

Page
ARTICLE I	OFFICES
Section 1.	Principal Office	1
Section 2.	Other Offices	1

ARTICLE II	MEETINGS OF INVESTORS
Section 1.	Place of Meetings	1
Section 2.	Call of Meeting	1
Section 3.	Notice of Investors' Meeting	1
Section 4.	Manner of Giving Notice; Affidavit of Notice	2
Section 5.	Adjourned Meeting; Notice	2
Section 6.	Voting	3
Section 7.	Quorum	3
Section 8.	Waiver of Notice by Consent of Absent Investors	3
Section 9.	Proxies	4
Section 10.	Investor Action by Written Consent	5
Section 11.	Record Dates	5
Section 12.	Inspector of Election	6

ARTICLE III	DIRECTORS
Section 1.	Number and Election	6
Section 2.	Powers	7
Section 3.	[Reserved]	7
Section 4.	Place of Meetings and Meetings by Telephone	7
Section 5.	Regular Meetings	7
Section 6.	Special Meetings	7
Section 7.	Quorum and Vote	8
Section 8.	Waiver of Notice	8
Section 9.	Adjournment	8
Section 10.	Notice of Adjournment	8
Section 11.	Fees and Compensation of Directors	8



ARTICLE IV	POWERS AND DUTIES OF THE EXECUTIVE AND OTHER
COMMITTEES

Section 1.	Executive and Other Committees of Directors	9
Section 2.	Executive Committee to Report to Directors	9
Section 3.	Procedure of Executive Committee	9
Section 4.	Powers of Executive Committee	10
Section 5.	Compensation	10
Section 6.	Meetings and Action of Committees	10

ARTICLE V	OFFICERS AND THEIR ELECTION

Section 1.	Officers	10
Section 2.	Election of Officers	11
Section 3.	Subordinate Officers	11
Section 4.	Removal and Resignation of Officers	11
Section 5.	Vacancies in Offices	11
Section 6.	Chairman of the Board of Directors ("Chairman")	11
Section 7.	President	12
Section 8.	Vice Presidents	12
Section 9.	Secretary	13
Section 10.	Treasurer	13
Section 11.	Salaries	14

ARTICLE VI	BOOKS AND RECORDS

Section 1.	Maintenance and Inspection of Interest Register	14
Section 2.	Maintenance of By-Laws	14
Section 3.	Maintenance and Inspection of Records	14
Section 4.	Inspection by Directors	14

ARTICLE VII	DIVIDENDS

Section 1.	Declaration of Dividends	15
Section 2.	Reserves	15

ARTICLE VIII	GENERAL MATTERS

Section 1.	Checks, Drafts, Evidence of Indebtedness	15
Section 2.	Contracts and Instruments; How Executed	15
Section 3.	Endorsements, Assignments and Transfer of Securities	15
Section 4.	Evidence of Authority	16
Section 5.	Representation of Shares of Other Entities Held by the
Partnership	16
Section 6.	Equitable Interest Not Recognized	16
Section 7.	Transfer Agent and Registrar; Regulations	16
Section 8.	Fiscal Year	16

ARTICLE IX	AMENDMENTS	16

ARTICLE X	REPORT TO INVESTORS	16

ARTICLE XI	WAIVERS OF NOTICE	17



OFFICES

PRINCIPAL OFFICE. The principal executive office of Federated Core Trust II, L.P. (the "Partnership") shall be 5800 Corporate Drive, Pittsburgh, Pennsylvania. The Board of Directors (the "Board") of the Partnership may, from time to time, change the location of the principal executive office of the Partnership to any place within or outside the State of Delaware.

OTHER OFFICES. The Board may at any time establish branch or subordinate offices at any place or places where the Partnership intends to do business.


MEETINGS OF INVESTORS

PLACE OF MEETINGS. Meetings of Investors of the Partnership or a particular Series or class shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Investors' meetings shall be held at the principal executive office of the Partnership. For purposes of these By-Laws, the term "Investor" shall mean a Person who is admitted to the Partnership as a limited partner in accordance with the provisions of the Agreement of Limited Partnership, as amended and restated from time to time (the "Partnership Agreement") of the Partnership. Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Partnership Agreement.

CALL OF MEETING. A meeting of Investors of the Partnership or of a particular Series shall be called by the Secretary whenever ordered by the Board, by the chairman of the Board of Directors, or when requested in writing by the holder or holders of at least one-tenth of the outstanding Interests of the Partnership or of the relevant Series, entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Directors, chairman of the Board of Directors or the Investors so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. A meeting of Investors may be called for the purpose of electing Directors as provided in these By-Laws or for the purpose of taking action upon any other matter deemed by the Board to be necessary or desirable. If the Partnership is required under the Investment Company Act of 1940, as amended (the "1940 Act"), to hold an Investors' meeting to elect Directors, the meeting shall be deemed an "annual meeting" for that year for purposes of the 1940 Act.

NOTICE OF INVESTORS' MEETING. All notices of meetings of Investors shall be sent or otherwise given in accordance with Section 4 of this Article II at least seven (7) business days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Directors are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of Investors shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Investor at the address of that Investor appearing on the books of the Partnership or its transfer agent or given by the Investor to the Partnership for the purpose of notice. If no such address appears on the Partnership's books or is given, notice shall be deemed to have been given if sent to that Investor by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Partnership's principal executive office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.

	If any notice addressed to an Investor at the address of that Investor appearing on the books of the Partnership is returned to the Partnership marked to indicate that the notice to the Investor cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Investor on written demand of the Investor at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice.

	An affidavit of the mailing or other means of giving any notice of any Investors' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Partnership giving the notice and shall be filed and maintained in the records of the Partnership. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ADJOURNED MEETING; NOTICE. Any Investors' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Investors present in person or by proxy, or by the chairperson of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at an Investors' meeting prior to adjournment.

	When any Investors' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original Investors' meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Investor of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting.

VOTING. The Investors entitled to vote at any meeting of Investors shall be determined in accordance with the provisions of these By-Laws, as in effect at such time. The Investors' vote may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot if demanded by any Investor before the voting has begun. On any matter other than elections of Directors, any Investor may vote part of the Investors' Interests in favor of the proposal and refrain from voting the remaining Interests or vote them against the proposal, but if the Investor fails to specify the number of Interests which the Investor is voting affirmatively, it will be conclusively presumed that the Investor's approving vote is with respect to the total Interests that the Investor is entitled to vote on such proposal.

	Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at an Investors' meeting. Abstentions and broker non-votes will be treated as votes present at an Investors' meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote "against" on proposals requiring a majority of outstanding voting securities for approval.

QUORUM. Except when a larger quorum is required by applicable law, the Partnership Agreement or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Interests present in person or represented by proxy and entitled to vote at an Investors' meeting shall constitute a quorum at such meeting. When a separate vote by one or more Series or classes is required, thirty-three and one-third percent (33-1/3%) of the Interests of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at an Investors' meeting of such Series or class.

WAIVER OF NOTICE BY CONSENT OF ABSENT INVESTORS. The transactions of a meeting of Investors, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to an Investor under the Partnership Agreement or these By-Laws, a written waiver thereof, executed before or after the meeting by such Investor or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

PROXIES. Every Investor entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Investor and filed with and verified by the Secretary of the Partnership or the inspector of election; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 9. Every proxy shall be dated, but need not be witnessed or acknowledged. A proxy shall be deemed signed if the Investor's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Investor or the Investor's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless
(i) revoked by the Investor executing it by a written notice delivered to the Partnership prior to the exercise of the proxy or by the Investor's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Investor is received by the Partnership before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of six (6) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

	With respect to any Investors' meeting, the Board may act to permit the Partnership to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Investor's authorization is received within six (6) months before the meeting. A proxy with respect to Interests held in the name of two or more persons shall be valid if executed by any co-owner or co-fiduciary, unless at or prior to exercise of the proxy, the Secretary of the Partnership receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of an Investor shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. Unless otherwise specifically limited by their terms, all proxies shall entitle the holders thereof to vote at any adjournment of the Investors' meeting but shall not be valid after the final adjournment of such meeting.

INVESTOR ACTION BY WRITTEN CONSENT. Any action that may be taken at any meeting of Investors may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of Interests having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Interests entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Partnership and shall be maintained in the Partnership's records. Any Investor giving a written consent, the Investor's proxy holders, a personal representative of the Investor or its respective proxy holder may revoke the consent by a writing received by the Secretary of the Partnership before written consents of the number of Interests required to authorize the proposed action have been filed with the Secretary.

         If the consents of all Investors entitled to vote have not been solicited in writing, and if the written consent of all such Investors shall not have been received, the Secretary shall give prompt notice of the action taken without a meeting to such Investors. This notice shall be given in the manner specified in these By-Laws.

RECORD DATES. For purposes of determining the Investors entitled to notice of any meeting, to vote at any meeting, or to give consent to action without a meeting, the Board may fix in advance a record date which shall not precede the date upon which the record date is adopted by the Board and that shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting or before the last day on which Investors may deliver to the Partnership written consents setting forth the action taken.

         If the Board does not so fix a record date:

(a)	The record date for determining Investors entitled to notice of or to vote at a meeting of Investors shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.

(b)	The record date for determining Investors entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

         For the purpose of determining the Investors of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Board may, from time to time, fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Investors of such Series or class having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board from setting different record dates for different Series or classes.

INSPECTOR OF ELECTION. Before any meeting of Investors, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any Investor or an Investor's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any Investor or an Investor's proxy shall, appoint a person to fill the vacancy.

	The inspector shall:

	(a)	determine the number of Interests outstanding and the voting power of each, the Interests represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

	(b)	receive votes, ballots or consents;

	(c)	hear and determine all challenges and questions in any way arising in connection with the right to vote;

	(d)	count and tabulate all votes or consents;

	(e)	determine when the polls shall close;

	(f)	determine the result of voting or consents; and

	(g)	do any other acts that may be proper to conduct the election or vote with fairness to all Investors.


DIRECTORS

NUMBER AND ELECTION. The number of Directors constituting the Board may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board, provided, however, that the number of Directors shall in no event be less than three (3) nor more than twenty (20). The Board, by action of a majority of the then Directors at a duly constituted meeting, may remove any Director with or without cause. The Investors may elect Directors at any meeting of Investors called for that purpose by the Board or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Investors. Investors shall have the power to remove a Director only to the extent provided by the 1940 Act and the rules and regulations thereunder.

POWERS. Subject to the applicable provisions of the Partnership Agreement and these By-Laws relating to action required to be approved by the Investors, the business and affairs of the Partnership shall be managed and controlled by or under the direction of the Board, pursuant to authority delegated to it by the General Partner under the Partnership Agreement.

[Reserved.]

PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Except as otherwise provided herein or from time to time in the 1940 Act or in the Partnership Agreement, all meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Partnership. Any meeting, regular or special, may be held by means of a conference telephone or similar communications equipment, so long as all Directors participating in the meeting can hear one another and can communicate with each other simultaneously, and participation by such means shall constitute presence in person at a meeting.

REGULAR MEETINGS. Regular meetings of the Board may be held without call or notice at such places and at such times as shall, from time to time, be fixed by the Board, provided that any Director who is absent when such determination is made shall be given notice of the determination. When all the Directors shall be present at any meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto in the record of such meeting, the action of such meeting shall be valid as if such meeting had been regularly held.

SPECIAL MEETINGS. Special meetings of the Board, for any purpose or purposes, shall be called at any time at the written request of the chairman of the Board, the President, the Secretary or any Director. If the Secretary of the Partnership, when so requested, refuses or fails for more than twenty-four hours to call such meeting, the chairman, President, or such Director may, in the name of the Secretary, call such meeting by giving due notice in the manner required when notice is given by the Secretary.

	Notice of the time and place of special meetings shall be given, at least two (2) days before the special meeting, personally or by telephone to each Director or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Director at that Director's address as it is shown on the records of the Partnership by the Secretary or any Assistant Secretary of the Partnership. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting (unless otherwise required by law) or the place if the meeting is to be held at the principal executive office of the Partnership.

QUORUM AND VOTE. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 9 and 10 of this Article III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Partnership Agreement or applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for that meeting.

WAIVER OF NOTICE. Notice of any meeting need not be given to any Director who, either before or after the meeting, signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Partnership or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who personally attends the meeting without protesting before or at its commencement about the lack of notice to that Director or the validity of said meeting.

ADJOURNMENT. A majority of the Directors present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place until a quorum is present.

NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given.

FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, including a stated salary, for their services and such reimbursement of expenses for attendance at each meeting as may be fixed or determined by resolution of the Board. This Section 11 shall not be construed to preclude any Director from serving the Partnership in any other capacity, as an officer, agent, employee, or otherwise, and receiving compensation for those services.


POWERS AND DUTIES OF THE
EXECUTIVE AND OTHER COMMITTEES

EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS. The Board may elect from its own number an Executive Committee to consist of not less than two (2) members.
The Executive Committee shall be elected by a resolution passed by a vote of at least a majority of the Directors then in office. The Board may also, by resolution adopted by a majority of the authorized number of Directors, designate one or more other committees, each consisting of two (2) or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any other committee who may replace any absent member at any meeting of the committee. Any other committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

	(a)	the approval of any action that under the Partnership Agreement or applicable law also requires Investors' approval or requires approval by a majority of the entire Board or certain members of the Board;

	(b)	the filling of vacancies on the Board or in any committee;

	(c)	the fixing of compensation of the Directors for serving on the
Board or on any committee;

	(d)	the amendment or repeal of the Partnership Agreement or of these
By-Laws or the adoption of a new Partnership Agreement or new By-
Laws;

	(e)	the amendment or repeal of any resolution of the Board which, by its express terms, is not so amendable or repealable; or

	(f)	the appointment of any other committees of the Board or the
members of these committees.

EXECUTIVE COMMITTEE TO REPORT TO DIRECTORS. All actions by the Executive Committee shall be reported to the Directors at their meeting next succeeding such actions.

PROCEDURE OF EXECUTIVE COMMITTEE. The Executive Committee shall fix its own rules of procedure not inconsistent with these By-Laws or with any directions of the Directors. It shall meet at such times and places and upon such notice as shall be provided by such rules or by resolution of the Directors. The presence of a majority shall constitute a quorum for the transaction of business, and in every case an affirmative vote of a majority of all the members of the Executive Committee present shall be necessary for the taking of any action.

POWERS OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the Directors, the Executive Committee, except as limited by these By-Laws or by specific directions of the Directors, shall possess and may exercise all the powers of the Directors in the management and direction of the business and conduct of the affairs of the Partnership in such manner as the Executive Committee shall deem to be in the best interests of the Partnership. Notwithstanding the foregoing, the Executive Committee shall not have the power to elect or remove Directors, increase or decrease the number of Directors, elect or remove any officer, declare allocations among Investors, issue Interests or recommend to Investors any action requiring Investor approval.

COMPENSATION. The members of any duly appointed committee shall receive such compensation and/or fees as from time to time may be fixed by the Directors.

MEETINGS AND ACTION OF COMMITTEES. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. Subject to Sections 3 and 4 of Article IV of these By-Laws, the Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws. Any action required or permitted to be taken at any meeting of the Directors, the Executive Committee or any other duly appointed committee may be taken without a meeting if consents in writing setting forth such action are signed by all members of the Board or such committee and such consents are filed with the records of the Partnership. In the event of the death, removal, resignation or incapacity of any Board or committee member prior to that Director signing such consent, the remaining Board or committee members may re-constitute themselves as the entire Board or committee until such time as the vacancy is filled in order to fulfill the requirement that such consents be signed by all members of the Board or committee.


OFFICERS AND THEIR ELECTION

OFFICERS. The officers of the Partnership shall be a President, a Secretary, and a Treasurer. The Partnership may also have, at the discretion of the Board, a chairman of the Board of Directors (who must be a Director), one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers or agents as may be appointed in accordance with the provisions of
Section 3 of this Article V. Any number of offices may be held by the same person, except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Director or any officer of the Partnership to be a holder of Interests in any Series or class of the Partnership.

ELECTION OF OFFICERS. The officers of the Partnership shall be elected annually by the Board. Each officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal. The Chairman of the Board of Directors, if there is one, shall be elected annually by and from the Directors, and shall serve until a successor is so elected and qualified, or until earlier resignation or removal.

SUBORDINATE OFFICERS. A Vice President, the Secretary or the Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of officers.

REMOVAL AND RESIGNATION OF OFFICERS. Any officer elected by the Board of Directors or whose appointment has been ratified by the Board of Directors may be removed with or without cause at any time by a majority vote of all Directors. Any other employee of the Partnership may be removed or dismissed at any time by the President.

	Any officer may resign, at any time, by filing a written resignation with the Board of Directors, the Chairman of the Board of Directors (if there is one), with the President, or with the Secretary. Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Partnership under any contract to which the officer is a party.

VACANCIES IN OFFICES. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled for the unexpired portion of the term by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board of Directors at its next regular meeting.

CHAIRMAN OF THE BOARD OF DIRECTORS ("CHAIRMAN"). The Chairman, if there is a Chairman, shall preside at the meetings of Investors and of the Board of Directors, and he shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board or prescribed by these By-Laws. He shall have general supervision over the business of the Partnership and policies of the Partnership. He shall employ and define the duties of all employees of the Partnership, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Partnership and shall perform such other duties as may be assigned to him from time to time by the Directors. The Chairman shall appoint a Director or officer to preside at such meetings in the Chairman's absence. In the absence, resignation, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his or her return, such disability shall be removed or a new President shall have been elected.

PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the President shall be the chief executive officer of the Partnership and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Partnership. He shall counsel and advise the Chairman and shall perform such other duties as may be assigned to him, from time to time, by the Board, the Chairman or the Executive Committee. In the absence of the Chairman, he shall preside at all meetings of Investors and at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws, including: the power to appoint one or more Assistant Secretaries or other junior officers, subject to ratification of such appointments by the Board; the power to sign, in the name of and on behalf of the Partnership, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Partnership; in the name of and on behalf of the Partnership, to take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business; and to sign representation letters in the course of buying securities or other property.

VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board, the Chairman, the President, the Executive Committee or these By-Laws. Each Vice President shall be authorized to sign documents on behalf of the Partnership. The Vice President shall have the power to sign, in the name of and on behalf of the Partnership and subject to Article IX, Section 2, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Partnership, and may, in the name of and on behalf of the Partnership, take all such action as the Vice President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.

SECRETARY. The Secretary shall keep, or cause to be kept at the principal executive office of the Partnership, or such other place as the Board may direct, a book of minutes of all meetings and actions of the Board, any committees of the Board and all meetings of Investors, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at the Directors' meetings or committee meetings, the number of Interests present or represented at Investors' meetings, and the proceedings.

	The Secretary shall be the custodian of the records of the Partnership. The Secretary shall cause to be kept at the principal executive office of the Partnership or at the office of the Partnership's transfer agent or registrar, as determined by resolution of the Board, an Interest register or a duplicate Interest register showing the names of all Investors in each Series and class thereof and their addresses, and the number of Interests of each Series held by each, and the Secretary shall make all proper changes in such register, retaining and filing the Secretary's authority for such entries.

	The Secretary shall give or cause to be given notice of all meetings of Investors and of the Board required by these By-Laws or by applicable law to be given; shall see that the books, reports, statements, and all other documents and records required by law are properly kept and filed; and in general shall have such other powers and shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be prescribed by the Board, the Chairman, the President, the Executive Committee or by these By-Laws. The Secretary, and any Assistant Secretary appointed by the Secretary pursuant to these By-Laws, shall be authorized to sign documents on behalf of the Partnership.

TREASURER. The Treasurer shall be the principal financial and accounting officer of the Partnership and shall keep and maintain or cause to be kept and maintained adequate and correct financial books and records of accounts of the properties and business transactions of the Partnership, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Interests.

	The Treasurer shall deposit all monies and the Board may designate securities in the name and to the credit of the Partnership with such depositories as. He shall disburse the funds of the Partnership as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Partnership and shall have other powers and perform such other duties as may be prescribed by the Board, the Chairman, the President, the Executive Committee or these By-Laws. The Treasurer shall be authorized to sign documents on behalf of the Partnership.

SALARIES. The salaries of the officers shall be fixed from time to time by the Board. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director.


BOOKS AND RECORDS

MAINTENANCE AND INSPECTION OF INTEREST REGISTER. The Partnership shall keep, at its principal executive office or at the office of its transfer agent or registrar, or at such office or agency of the Partnership as may, from time to time, be determined by the Secretary of the Partnership, a record of its Investors, providing the names and addresses of all Investors in each Series and class thereof and the number of Interests of each Series held by each Investor.

MAINTENANCE OF BY-LAWS. The Partnership shall keep, at its principal executive office, the original or a copy of these By-Laws, as amended from time to time.

MAINTENANCE AND INSPECTION OF RECORDS. The accounting books and records and minutes of proceedings of the Investors and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or, in the absence of such designation, at the principal executive office of the Partnership. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The Board shall, from time to time, determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Partnership maintained on behalf of each Series or any of them shall be open to the inspection of the Investors of any Series; and no Investor shall have any right of inspecting any account or book or document of the Partnership except that, to the extent such account or book or document relates to the Series in which it is an Investor or the Partnership generally, such Investor shall have such right of inspection as conferred by laws or authorized by the Board or by resolution of the Board.

INSPECTION BY DIRECTORS. Every Director shall have the absolute right, at any reasonable time, to inspect all books, records, and documents of every kind and the physical properties of the Partnership. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.


DIVIDENDS

DECLARATION OF DIVIDENDS. Dividends upon the Interests of the Partnership may, subject to the provisions of the Partnership Agreement, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Interests of the Partnership.

RESERVES. Before payment of any dividend, there may be set aside, out of any funds of the Partnership available for dividends, such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Partnership, or for such other purpose as the Board shall deem to be in the best interests of the Partnership, and the Board may abolish any such reserve in the manner in which it was created.


GENERAL MATTERS

CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable to the Partnership shall be signed or endorsed by such officers, employees or agents, as shall from time to time be designated by the Board or the Executive Committee, or as may be specified in or pursuant to the agreement between the Partnership, on behalf of any Series, and the custodian appointed pursuant to the provisions of the Partnership Agreement.

CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board or the Executive Committee, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents of the Partnership, to enter into any agreement or execute and deliver any instrument in the name of the Partnership on behalf of any Series, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by the Executive Committee or by the Partnership Agreement or these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Partnership by any agreement, contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

ENDORSEMENTS, ASSIGNMENTS AND TRANSFER OF SECURITIES. All endorsements, assignments, stock powers, other instruments of transfer or directions for the transfer of portfolio securities or other property, whether or not registered in nominee form, shall be made by such officers, employees, or agents as may be authorized by the Board or the Executive Committee.

EVIDENCE OF AUTHORITY. Anyone dealing with the Partnership shall be fully justified in relying on a copy of a resolution of the Board or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary of the Partnership.

REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY THE PARTNERSHIP. The Chairman, the President or any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent, on behalf of the Partnership, any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Partnership. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

EQUITABLE INTEREST NOT RECOGNIZED. The Partnership shall be entitled to treat an Investor of record of any Interests of a Series as the absolute owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such Interests of a Series on the part of any other person, whether or not the Partnership shall have express or other notice thereof, except as may be otherwise expressly provided by law.

TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of Interests and may appoint a transfer agent and/or registrar of Interests of each Series.

FISCAL YEAR. The fiscal year of the Partnership and each Series shall be as designated from time to time by the Board. The fiscal year of the Partnership and each Series may be refixed or changed, from time to time, by resolution of the Board.


AMENDMENTS

	These By-Laws may be restated and/or amended at any time, in accordance with the provisions of the Partnership Agreement. These By-Laws, as amended and restated from time to time, shall constitute a part of the Partnership Agreement.


REPORT TO INVESTORS

	The Board, so long as required by applicable law, shall at least semi-annually submit to the Investors of each Series a written financial report of the transactions of that Series, including financial statements that shall at least annually be certified by independent public accountants.


WAIVERS OF NOTICE

	Whenever any notice whatever is required to be given under the provisions of any statute of the State of Delaware, or under the provisions of the Partnership Agreement or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or presence at a meeting to which such person was entitled notice of, shall be deemed equivalent thereto. A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled, or sent by wireless. Any notice shall be deemed to be given if mailed at the time when the same shall be deposited in the mail.



EXHIBIT 77Q1(e)
INVESTMENT ADVISORY CONTRACT


         This Contract is made this 1st day of December, 2001, between Federated Global Investment Management Corp., a Delaware corporation having its principal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and Federated Core Trust II, L.P., a Delaware limited partnership having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

	WHEREAS the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1.	The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees, Adviser shall provide investment research and supervision of the investments of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2.	Adviser, in its supervision of the investments of each of the
Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Amended and Restated Agreement of Limited Partnership and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

	3.	Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registering and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) to shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall pay to Adviser, for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5.	The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

	6.	The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation, if any, (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for each Fund as of the date of
execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8.	Notwithstanding any provision in this Contract, it may be
terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	9.	This Contract may not be assigned by Adviser and shall
automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful misfeasance, bad faith, gross
negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defined in Section 2(a)(42) of the Act.

	12.	The Adviser acknowledges that all sales literature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13.	Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article VII of the Amended and Restated Agreement of Limited Partnership and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

	14.	The Trust and the Funds are hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the shareholders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain the security and confidentiality of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

         16	The parties hereto acknowledge that Federated Investors has
reserved the right to grant the non-exclusive use of the name Federated Core Trust II, L.P., or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the Federated Core Trust II, L.P. The name Federated Core Trust II, L.P. will continue to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investors and the Trust.

	17	This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

	18	This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.



International High Income Core Fund changed its name to Emerging Markets Fixed Income Core Fund 5/17/02

EXHIBIT A
to the
Investment Advisory Contract

Federated Core Trust II, L.P.
International High Income Core Fund

	The Adviser shall provide services to the above-named portfolio of the Trust at no charge.

	Witness the due execution hereof this 1st day of December, 2001.



Federated Core Trust II, L.P.




By:  	/s/ J. Christopher Donahue
Name: J. Christopher Donahue
Title:  President



Federated Global Investment Management
Corp.



By:	/s/ G. Andrew Bonnewell
Name:  G. Andrew Bonnewell
Title:  Vice President





LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, dated as of December 1, 2001, that Federated Core Trust II, L.P., a limited partnership duly organized under the laws of the State of Delaware (the "Trust"), does hereby nominate, constitute and appoint Federated Global Investment Management Corp., a corporation duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 1, 2001, by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

	The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the terms of the Investment Advisory Contract or
(y) at law, or in equity, for the performance of its duties as the investment adviser of any of the Funds.

	The Trust hereby agrees to indemnify and save harmless the Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

	Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for obligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal entity which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person, partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the Adviser. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

Federated Core Trust II, L.P.


By:	/s/ J. Christopher Donahue
Name:	J. Christopher Donahue
Title:	President






Accepted and agreed to this
1st day of December, 2001

Federated Global Investment Management Corp.


By:	/s/ G. Andrew Bonnewell
Name:	G. Andrew Bonnewell
Title:	Vice President



Schedule 1
to Limited Power of Attorney
dated as of December 1, 2001
by Federated Core Trust II, L.P.
(the Trust "), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Global Investment Management Corp.
the attorney-in-fact of the
Trust


List of Series Portfolios

International High Income Core Fund



	36

	(i)